LUXFER

LUXFER REPORTS FIRST QUARTER 2026 RESULTS

Strong performance and resilient margins lift 2026 guidance, with a clear path to accelerating earnings growth in 2027

First Quarter 2026 Highlights*

- **GAAP Net Sales** of $83.9 million from $97.0 million, Adjusted Sales[1] declined 7.3%
- **GAAP Net Income** was $3.8 million, or $0.14 per diluted share, compared to $5.5 million and $0.20 per diluted share
- **Adjusted EBITDA[1] increased** to $12.3 million, up 8.8%, and **Adjusted Diluted EPS[1]** increased 17.4% to $0.27
- **Margins expanded,** with Adjusted EBITDA margin of 14.7%, up 220bps, and gross margin of 26.1%, up 370 bps
- **2026 guidance raised,** increasing Adjusted Diluted EPS midpoint to $1.17 from ~$1.12
- **Material step-up expected in 2027,** with robust double-digit earnings growth

** Comparative information is relative to prior-year first quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts

We delivered a strong start to the year, generating adjusted EPS of $0.27 in the first quarter, with performance supported by improving demand across several of our key end markets and disciplined execution across our businesses. Adjusted EBITDA margins of 14.7% reflect the strength of our portfolio and favorable mix. This performance underscores the resilience of our operating model, even at current volume levels. Order patterns are strengthening, and visibility across the remainder of the year continues to improve, while we remain mindful of the broader geopolitical environment.

Based on our first quarter performance and market indicators, we are raising our full-year guidance ranges for Adjusted EBITDA and Adjusted EPS. We expect continued improvement in the trajectory of the business as we move through 2026, supported by sustained demand across aerospace, defense and other specialty applications.

Looking ahead, we see a clear path to a meaningful increase in earnings in 2027, supported by favorable end market trends, new products and the completion of our operational footprint initiatives. At the same time, we remain focused on disciplined execution and continue our ongoing assessment of strategic alternatives with the objective of maximizing shareholder value.

Andy Butcher
CEO, Luxfer

Key Results * (amounts in millions, except EPS)

Net Sales, Net Income, Adjusted EBITDA and EPS	Q1 2026	Q1 2025	% Change
GAAP Net Sales	$ 83.9	$ 97.0	-13.5%
Adjusted Net Sales[1]	83.9	90.5	-7.3%
GAAP Net Income	3.8	5.5	-30.9%
GAAP Diluted EPS	$ 0.14	$ 0.20	-30.0%
Adjusted Diluted EPS[1]	0.27	0.23	17.4%
Adjusted EBITDA[1]	12.3	11.3	8.8%

** Comparative information is relative to prior-year first quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts business

First Quarter Financials

GAAP Net Sales of $83.9 million for the first quarter of 2026, compared to $97.0 million in the prior-year period, reflecting the absence of sales from the now divested Graphic Arts business, and as expected, lower volumes within the Elektron segment with softer cyclical demand in high-end automotive applications.

The Elektron segment reported lower sales in the quarter, driven by these volume dynamics, while Gas Cylinder's sales increased modestly year over year, supported by activity in automotive and specialty industrial gas cylinders, partially offset by softer demand in certain first-response markets.

Despite lower sales, gross profit increased 7.9% to $21.9 million, with gross margin expanding 370 basis points to 26.1%. The improvement was driven by favorable business mix, pricing actions, and continued operational initiatives across the portfolio.

Adjusted EBITDA increased 8.8% to $12.3 million, compared to $11.3 million in the prior-year period, with Adjusted EBITDA margin expanding 220 basis points to 14.7%. This performance underscores the strength of the Company's portfolio and the resilience of its operating model, delivering improved profitability even at lower volume levels.

GAAP Net Income from continuing operations was $3.8 million, or $0.14 per diluted share, compared to $5.5 million, or $0.20 per diluted share, in the prior-year period. Adjusted Net Income increased 14.3% to $7.2 million, or $0.27 per diluted share, compared to $6.3 million, or $0.23 per diluted share, in the prior-year period, excluding now divested Graphic Arts.

Segment Results* (amounts in millions)


AZ80A

Elektron	Q1 2026	Q1 2025	% Change
Net Sales	$ 42.1	$ 49.4	-14.8%
Gross Profit	14.7	14.7	flat
Gross Margin	*34.9%*	*29.8%*	*510bps*
Adjusted EBITDA	$ 8.5	$ 8.7	-2.3%
Adjusted EBITDA Margin	*20.2%*	*17.6%*	*260bps*



Gas Cylinders	Q1 2026	Q1 2025	% Change
Net Sales	$ 41.8	$ 41.1	1.7%
Gross Profit	7.2	5.6	28.6%
Gross Margin	*17.2%*	*13.6%*	*360bps*
Adjusted EBITDA	$ 3.8	$ 2.6	46.2%
Adjusted EBITDA Margin	*9.1%*	*6.3%*	*280bps*

** Comparative information is relative to prior-year first quarter*

Capital Resources and Liquidity

Net cash used by continuing operations for the first quarter of 2026 was $4.1 million, compared to net cash provided of $5.2 million in the prior-year period. Free cash outflow from continuing operations was $6.1 million, compared to $4.0 million inflow in the first quarter of 2025, reflecting increased working capital investment, including higher accounts receivable and inventory levels supporting the footprint optimization programs, partially offset by higher payables.

As of March 29, 2026, net debt totaled $42.9 million, resulting in a net debt to LTM adjusted EBITDA ratio of 0.8x, reflecting the Company's continued strong balance sheet and financial flexibility.

During the first quarter of 2026, approximately $0.7 million of common stock, equating to 50,000 shares, was repurchased. Additionally, $3.5 million cash was returned to shareholders through dividends.

2026 Guidance Update and Path to 2027 Earnings Growth

Reflecting a solid start to the year and improving visibility across key end markets, the Company is raising its full-year 2026 earnings guidance. This update reflects strong first quarter performance and an increasingly constructive outlook for the remainder of the year.

Full year 2026 guidance anticipates strength in defense and aerospace markets, supported by improving order patterns, continued favorable sales mix and disciplined execution across the business. At the same time, the Company remains mindful of the broader macroeconomic environment and continues to plan prudently.

Full Year Guidance	**Updated 2026**	Prior 2026
Adjusted Net Sales	**$355M to $370M**	$350M - $370M
Adjusted Diluted EPS	**$1.12 to $1.22**	$1.05 - $1.20
Adjusted EBITDA	**$52M to $56M**	$50M - $55M
Free Cash Flow	**$20M to $25M**	$20M - $25M

Looking ahead, the Company sees a clear route to improved earnings performance in 2027. This outlook is supported by favorable end market trends, improving volumes across key applications, ongoing operational initiatives, and the benefits of plant consolidations delivering material cost savings. Based on the current trajectory of the business, the Company expects to deliver robust double-digit earnings growth in 2027.

First Quarter 2026 Earnings Conference Call Information

Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday April 29, 2026. Investors can access this conference via any of the following:

- Webcast: Accessible by clicking on this link **Luxfer Q1 2026 Earnings**
- Live Telephone: Call 800-343-4136 within the U.S. or +1 203-518-9843 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ126).
- Webcast Replay: Available on Luxfer's website beginning at approximately 4:30 p.m. Eastern Time on April 29, 2026.
- Telephone Replay: Call 800-839-2456 within the U.S. or +1 402-220-7216 outside the U.S.
- Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company's website at luxfer.com under Quarterly Reports and Presentations.

About Luxfer

Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer's high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Non-GAAP Financial Measures

Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management's inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company's financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and understand the Company's performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company's forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

With respect to the Company's 2026 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company's control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company's results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "forecasts," and "plans," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) demand conditions in our end markets, including customer inventory cycles and regulatory developments; (ii) customer concentration and changes in purchasing behavior; (iii) competitive pressures and pricing dynamics; (iv) global economic, geopolitical, trade and tax developments, including tariffs, export controls and other trade measures; (v) supply chain disruption, raw material and energy cost volatility, and availability of critical inputs; (vi) foreign currency fluctuations and hedging effectiveness; (vii) environmental, health and safety, climate-related and other regulatory requirements; (viii) product liability, warranty, recall and litigation risks; (ix) cybersecurity threats, data protection obligations and evolving disclosure requirements; (x) our ability to protect intellectual property and successfully innovate; (xi) pension obligations and related regulatory requirements; (xii) operational disruptions, labor relations and workforce availability; (xiii) our ability to successfully execute acquisitions and strategic initiatives; and (xiv) our level of indebtedness, financing arrangements and covenant compliance.. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled "Forward-Looking Statements" and "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission on February 24, 2026. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

Contact Info:
Kevin Cornelius Grant
Vice President of Investor Relations and Business Development
Kevin.Grant@luxfer.com

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter	
In millions, except share and per-share data	2026	2025
Net sales	$ **83.9**	$ 97.0
Cost of goods sold	**(62.0)**	(75.6)
Gross profit	**21.9**	21.4
Selling, general and administrative expenses	**(11.4)**	(12.6)
Research and development	**(1.4)**	(1.1)
Restructuring charges	**(2.3)**	(0.1)
Other costs	**(0.6)**	—
Operating income	**6.2**	7.6
Net interest expense	**(0.7)**	(0.8)
Net defined benefit pension credit	**—**	0.6
Income before income taxes	**5.5**	7.4
Provision for income taxes	**(1.7)**	(1.9)
Net income from continuing operations	**3.8**	5.5
Net loss from discontinued operations	**(0.2)**	—
Net income	$ **3.6**	$ 5.5
Earnings / (loss) per share [1]		
Basic from continuing operations	$ **0.14**	$ 0.21
Basic from discontinued operations	$ **(0.01)**	$ —
Basic	$ **0.14**	$ 0.21
Diluted from continuing operations	$ **0.14**	$ 0.20
Diluted from discontinued operations [2]	$ **(0.01)**	$ —
Diluted	$ **0.13**	$ 0.20
Weighted average ordinary shares outstanding		
Basic	**26,626,906**	26,733,252
Diluted	**26,803,665**	27,131,737

[1] The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

[2] The loss per share for discontinued operations has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In millions, except share and per-share data		March 29, 2026		December 31, 2025
Current assets				
Cash and cash equivalents	$	14.8	$	8.3
Restricted cash		2.3		2.4
Accounts and other receivables, net of allowances of $0.6 and $0.5, respectively		59.3		50.0
Prepayments and accrued income		4.7		5.4
Inventories		100.8		92.4
Current assets held-for-sale		6.3		5.5
Total current assets	$	188.2	$	164.0
Non-current assets				
Property, plant and equipment, net	$	59.8	$	60.2
Right-of-use assets from operating leases		8.2		8.5
Goodwill		69.2		69.6
Intangibles, net		10.7		10.9
Deferred tax assets		1.2		1.2
Pensions and other retirement benefits		54.7		54.9
Investments and loans to joint ventures and other affiliates		0.4		0.4
Total assets	$	392.4	$	369.7
Current liabilities				
Current maturities of long-term debt and short-term borrowings	$	25.0	$	25.0
Accounts payable		27.7		24.6
Accrued liabilities		30.2		27.2
Taxes on income		4.1		2.6
Current liabilities held-for-sale		3.5		2.8
Other current liabilities		17.0		16.0
Total current liabilities	$	107.5	$	98.2
Non-current liabilities				
Long-term debt	$	32.7	$	14.4
Pensions and other retirement benefits		0.1		0.1
Deferred tax liabilities		18.2		18.4
Other non-current liabilities		10.4		12.2
Total liabilities	$	168.9	$	143.3
Shareholders' equity				
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2026 and 2025; issued 28,944,000 for 2026 and 2025; outstanding 26,751,621 and 26,640,434 for 2026 and 2025, respectively		26.5		26.5
Additional paid-in capital		228.0		228.7
Treasury shares		(28.3)		(27.6)
Company shares held by ESOP		(0.5)		(0.7)
Retained earnings		102.6		102.5
Accumulated other comprehensive loss		(104.8)		(103.0)
Total shareholders' equity		223.5		226.4
Total liabilities and shareholders' equity	$	392.4	$	369.7

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter	
In millions	2026	2025
Operating activities		
Net income	$ 3.6	$ 5.5
Net loss from discontinued operations	0.2	—
Net income from continuing operations	3.8	5.5
Adjustments to reconcile net income to net cash provided / (used) by operating activities		
Depreciation	2.1	2.2
Depreciation of right of use assets	0.4	0.7
Amortization of purchased intangible assets	0.2	0.2
Amortization of debt issuance costs	0.1	0.1
Share-based compensation charges	0.9	0.9
Deferred income taxes	(0.2)	0.1
Defined benefit pension credit	(0.1)	(0.6)
Changes in assets and liabilities		
Accounts and other receivables	(10.1)	1.0
Inventories	(8.8)	(1.6)
Current assets held-for-sale	(0.5)	(1.8)
Prepayments and accrued income	0.7	0.1
Accounts payable	3.2	(4.4)
Accrued liabilities	3.1	(0.8)
Current liabilities held-for-sale	0.4	2.4
Other current liabilities	2.5	2.5
Other non-current assets and liabilities	(1.8)	(1.3)
Net cash (used) / provided by operating activities - continuing	(4.1)	5.2
Net cash used by operating activities - discontinued	—	0.2
Net cash (used) / provided by operating activities	(4.1)	5.4
Investing activities		
Capital expenditures	(2.0)	(1.2)
Net cash used by investing activities - continuing	(2.0)	(1.2)
Net cash used by investing activities - discontinued	(0.1)	(0.2)
Net cash used by investing activities	(2.1)	(1.4)
Financing activities		
Net repayment of bank overdraft	—	(2.0)
Gross drawdowns of borrowings greater than three months	22.2	—
Gross repayments of borrowings greater than three months	(13.4)	—
Net drawdowns of borrowings less than three months	9.5	2.2
Repurchase of own shares	(0.7)	(0.5)
Share-based compensation cash paid	(1.5)	(0.4)
Dividends paid	(3.5)	(3.5)
Net cash provided / (used) by financing activities	12.6	(4.2)
Effect of exchange rate changes on cash and cash equivalents	—	0.2
Net increase	$ 6.4	$ —
Cash, cash equivalents and restricted cash; beginning of year	10.7	6.3
Cash, cash equivalents and restricted cash; end of the First quarter	17.1	6.3
Supplemental cash flow information:		
Interest payments	$ 0.6	$ 0.8
Income tax payments, net	0.2	0.2

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA	
	First Quarter		First Quarter	
In millions	2026	2025	2026	2025
Gas Cylinders segment	$ 41.8	$ 41.1	$ 3.8	$ 2.6
Elektron segment	42.1	49.4	8.5	8.7
Excluding Graphic Arts segment	83.9	90.5	12.3	11.3
Graphic Arts segment	—	6.5	—	(0.3)
Consolidated	$ 83.9	$ 97.0	$ 12.3	$ 11.0

	Depreciation and amortization		Restructuring charges	
	First Quarter		First Quarter	
In millions	2026	2025	2026	2025
Gas Cylinders segment	$ 0.7	$ 0.8	$ 2.2	$ 0.1
Elektron segment	1.6	1.6	0.1	—
Excluding Graphic Arts segment	2.3	2.4	2.3	0.1
Graphic Arts segment	—	—	—	—
Consolidated	$ 2.3	$ 2.4	$ 2.3	$ 0.1

	Gross profit	
	First Quarter	
In millions	2026	2025
Gas Cylinders segment	$ 7.2	$ 5.6
Elektron segment	14.7	14.7
Excluding Graphic Arts segment	21.9	20.3
Graphic Arts segment	—	1.1
Consolidated	$ 21.9	$ 21.4

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	First Quarter					
In millions except per share data	2026			2025		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	$ 3.8	$ —	$ 3.8	$ 5.5	$ (0.3)	$ 5.8
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	0.2	—	0.2	0.2	—	0.2
Defined benefit pension credit	—	—	—	(0.6)	—	(0.6)
Restructuring charge	2.3	—	2.3	0.1	—	0.1
Other costs	0.6	—	0.6	—	—	—
Share-based compensation charge	0.9	—	0.9	0.9	0.1	0.8
Income tax on adjusted items	(0.6)	—	(0.6)	—	—	—
Adjusted net income	$ 7.2	$ —	$ 7.2	$ 6.1	$ (0.2)	$ 6.3
Adjusted earnings per ordinary share (1)						
Diluted earnings / (loss) per ordinary share	$ 0.14	$ —	$ 0.14	$ 0.20	$ (0.01)	$ 0.21
Impact of adjusted items	0.13	—	0.13	0.02	—	0.02
Adjusted diluted earnings per ordinary share	$ 0.27	$ —	$ 0.27	$ 0.22	$ (0.01)	$ 0.23

(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

	First Quarter					
In millions except per share data	2026			2025		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss)	$ 7.2	$ —	$ 7.2	$ 6.1	$ (0.2)	$ 6.3
Add back:						
Income tax on adjusted items	0.6	—	0.6	—	—	—
Provision for income taxes	1.7	—	1.7	1.9	—	1.9
Net finance costs	0.7	—	0.7	0.8	(0.1)	0.9
Adjusted EBITA	10.2	—	10.2	8.8	(0.3)	9.1
Depreciation	2.1	—	2.1	2.2	—	2.2
Adjusted EBITDA	$ 12.3	$ —	$ 12.3	$ 11.0	$ (0.3)	$ 11.3

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	First Quarter					
In millions except per share data	2026			2025		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss)	$ 7.2	$ —	$ 7.2	$ 6.1	$ (0.2)	$ 6.3
Add back:						
Income tax on adjusted items	0.6	—	0.6	—	—	—
Provision for income taxes	1.7	—	1.7	1.9	—	1.9
Adjusted income from continuing operations before income taxes	9.5	—	9.5	8.0	(0.2)	8.2
Adjusted provision for income taxes	$ 2.3	$ —	$ 2.3	$ 1.9	$ —	$ 1.9
Adjusted effective tax rate from continuing operations	24.2%	—%	24.2%	23.8%	—%	23.2%

NET DEBT RATIO (UNAUDITED)

	First Quarter	
In millions	2026	2025
Cash and cash equivalents	$ 14.8	$ 4.1
Total debt	(57.7)	(46.0)
Net debt	42.9	41.9
Adjusted EBITDA	50.6	56.8
Net debt to EBITDA ratio	0.8	0.7
Adjusted EBITDA excluding Graphic Arts segment	$ 52.9	$ 58.3
Net debt to EBITDA ratio excluding Graphic Arts segment	0.8	0.7

FREE CASH FLOW
(UNAUDITED)

	First Quarter	
In millions	2026	2025
Net cash provided by continuing operating activities	$ (4.1)	$ 5.2
Net cash provided by Graphic Arts operating activities	—	0.1
Net cash provided by continuing operating activities excluding Graphic Arts	(4.1)	5.1
Capital expenditures	(2.0)	(1.2)
Graphic Arts capital expenditures	—	(0.1)
Capital expenditures excluding Graphic Arts	(2.0)	(1.1)
Free cash flow	(6.1)	4.0
Free cash flow excluding Graphic Arts	$ (6.1)	$ 4.0